January 8, 1998

Mr. Joshua D. J. Sharfman
CEO, Digital Lava Inc.
10850 Wilshire Boulevard, Suite 1260
Los Angeles, CA  90024

Dear Josh:

This letter shall serve as a formal Agreement between RealNetworks, Inc. ("RN") and Digital Lava ("Customer"). Customer desires that RN perform consulting services in connection with the Digital Lava RMA Client Renderer ("DL RMA Renderer") as set forth below.

1. Services. RN shall provide the Services set forth on Attachment A hereto and shall deliver to Customer all work product and results of such Services (the "Deliverables") according to the Delivery Schedule set forth on Attachment A. Customer will provide RN with unimpeded access to required hardware, software and communications systems required to complete the Services during the timeframe set forth in this Agreement. With respect to the performance of Services, Customer will not direct or supervise RN's employees or staff with respect to said individuals tasks or responsibilities without RN's express written consent. RN intends to perform the substantial majority of the Services at RN's premises.

2. Acceptance. Customer shall have [10] business days after delivery and installation of the Deliverables (or re-installation resulting from correction of defects by repair or replacement of the Deliverables) to evaluate and test the Deliverables to determine that they conform with Attachment A hereto. If Customer, in its best business judgment, determines that the Deliverables fail to conform to the requirements of Attachment A, it shall immediately notify RN in writing, specifying in detail the reasons that Customer believes the Deliverables fail to conform. RN shall have [15] business days in which to correct and resubmit the Deliverables to Customer. Customer shall then have [3] business days in which to re-evaluate and test the Deliverables for conformance with Attachment A, and shall notify RN as set forth above of any nonconformance. RN shall have [5] business days in which to correct and resubmit the Deliverables to Customer. Customer shall then have [2] business days to re-test the Deliverables, and to provide RN with notice rejection of the Deliverables for nonconformance. Silence shall be deemed to be acceptance. If RN fails to correct the Deliverables to conform to Attachment A within such time period, Customer may terminate this Agreement. Upon acceptance of such Deliverables, RN shall provide ongoing maintenance and support pursuant to Section 3 of Attachment A and Section 3 (b) of this Agreement.

3. Fees and Payment.

     a. Progress Payments. In consideration for the rights and obligations set forth herein, Customer will pay RN according to the Payment Schedule set forth on Attachment A. By executing this Agreement, Customer confirms the budget for the work, and the charges and purchases set forth in Appendix A hereto. If

Customer wishes to enlarge the scope of the Services or implement additional features or subtasks, the parties shall agree upon the costs therefor in advance in writing.

     b. Upgrades and Support. If Customer desires to receive continuing support and upgrades as set forth on Attachment A, it shall pay RN an amount equal to *****(1) of Payments due for Services. Payment for upgrades and support shall be payable through royalty/commission recovery. Any support and upgrade fees for the first year not recovered by the anniversary date of the commencement of the upgrade and support period will be due in cash at the anniversary date. Subsequent year support and upgrade fees shall be payable in cash only on the anniversary date of the commencement of the first year of support.

     c. Expenses. Customer will reimburse RN for incidental expenses and disbursements incurred by RN related to supplies, media (disks and CD-ROM costs), travel and lodging, shipping, telephone charges, and any other incidental expenses incurred in the performance of the Services. Customer will reimburse RN for incidental expenses. RN shall bear sole responsibility for expenses incurred to acquire the necessary tools to perform the Services. If RN needs to procure any third party computer software, hardware, other office supplies or any other subcontracted services or products to implement, perform, or install items set forth in Attachment A, which purchase will exceed $1000, RN will notify Customer in advance, and obtain approval for the amount of the purchase plus any applicable sales tax.

     d. Billing. RN will invoice Customer for expenses and any third party purchases on a monthly basis. The invoice will include a report itemizing the expenses and third party purchases. Customer shall pay all invoices within 30 days of receipt, and shall not make any deductions thereto.

     e. Taxes. As RN is not an employee of Customer, RN understands that Customer will not take any action or provide RN with any benefits or commitments inconsistent with any of such undertakings by RN. In particular, Customer will not: (i) withhold FICA (Social Security) from RN's payments; (ii) make state or federal unemployment insurance contributions on behalf of RN; (iii) withhold state and federal income tax from payments to RN; (iv) make disability insurance contributions on behalf of RN; or (v) obtain workers' compensation insurance on behalf of RN.

4.   Termination.

     a. By RN. Failure of Customer to make payments to RN in accordance with this Agreement shall be considered substantial nonperformance and cause for termination. If Customer fails to make payments when due, RN may, upon seven days' written notice to Customer suspend performance under this agreement. Unless payment in full is received by RN within seven days of the date of the notice, the suspension shall take effect without further notice. In the event of a suspension of services, RN shall have no liability to Customer for delay or damage caused Customer because of such suspension of services.

     b. By Customer. Customer shall have the right at any time to terminate this Agreement on twenty one (21) days' written notice. In the event of such termination, and provided termination is not as a result of RN's unremedied breach of this Agreement, Customer shall pay RN then accrued payments due under the Delivery Schedule, plus the pro-rated portion of the next payment, if any, due with respect to items being worked on up to the time of termination, plus reimbursable expenses, plus twenty percent (20%) of the total charges due through the date of the termination. Should Customer wish to delete specific subtasks,


--------
(1) Confidential information is omitted and identified by a * and filed separately with the SEC pursuant to a request for Confidential Treatment.

Customer will notify RN immediately in writing. As long as said deletions represent less than twenty percent of the labor cost for the project, Customer shall not be liable for the twenty percent termination penalty.

     c. Termination for Breach. Either party may terminate this Agreement upon seven (7) days' written notice to the other party in the event the other party materially breaches this Agreement and fails to cure such breach within fifteen
(15) days' written notice from the non-breaching party.

5. RMA Agreement. RN and Customer are concurrently negotiating RN's RealMedia Architecture ("RMA") Partner Program Agreement (the "RMA Agreement"), which RN has offered to Customer on its standard terms and conditions, and pursuant to which RN will grant Customer a license to distribute the Deliverables within its RMA-Enabled Applications. The Services and Deliverables to be provided by RN under this Agreement have been requested by Customer to enable Customer to finalize development of its RMA-Enabled Applications. Customer acknowledges that the Deliverables provided hereunder may only be used by Customer subject to the terms of the RMA Agreement. If RN and Customer fail, after good faith negotiations, to finalize the RMA Agreement, all of Customer's rights in and to the Deliverables shall immediately terminate.

6. Ownership. All right, title and interest in and to the object code only of the Deliverables shall be owned by RN; provided, however, that Customer shall have the perpetual, non-exclusive right to use the Deliverables as set forth in this Agreement; and further provided that if Customer incorporates the Deliverables into an RMA-Enabled Application, Customer's use of and rights in and to the Deliverables for that purpose will be governed by the RMA Agreement. No license or other rights in the Deliverables is granted hereby.

7. Warranties of RN. RN represents, warrants and covenants that: (i) it has the full power to enter into this Agreement and perform the Services provided for herein, and that such ability is not limited or restricted by any agreements or understandings between RN and other persons or companies; (ii) any Deliverables, information or materials developed for, or any advice provided to RN, shall not rely or in any way be based upon confidential or proprietary information or trade secrets obtained or derived by RN from sources other than RN unless RN has received specific authorization in writing to use such proprietary information or trade secrets; (iii) RN will not enter into any contracts or otherwise obligate Customer in any way without Customer's express approval; and (iv) RN will use its best efforts to complete the Services in a timely, competent and professional manner.

8. Indemnification. Customer hereby agrees to indemnify, hold harmless and defend RN and its employees, contractors and agents from all claims, damages, costs and expenses, including reasonable attorneys' fees and litigation expenses, arising out of or in connection with any Customer product by the Customer, Customer's content, Customer's website or Customer's materials (not including the Customer's client parties), including, without limitation: (i) infringement or violation, or alleged infringement or violation, of any copyright, patent, trademark, trade secret, right of publicity, right of privacy, or other proprietary rights of any third party; and (ii) unfair trade practice, defamation or misrepresentation. RN hereby agrees to indemnify, hold harmless and defend Customer and its employees, contractors and agents from all claims, damages, costs and expenses, including reasonable attorneys' fees and litigation expenses, arising out of or in connection with the Deliverables, including, without limitation: (i) infringement or violation, or alleged infringement or violation, of any copyright, patent, trademark, trade secret, right of publicity, right of privacy, or other proprietary rights of any third party; and (ii) unfair trade practice, defamation or misrepresentation.

9. Limitation of Liability. NEITHER PARTY SHALL, UNDER ANY CIRCUMSTANCES, BE LIABLE FOR LOSS OF PROFITS OR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR EXEMPLARY DAMAGES, ARISING FROM OR RELATED TO THIS AGREEMENT, WHETHER SUCH CLAIM ARISES IN TORT OR IN CONTRACT, AND EVEN IF THE PARTIES HAVE BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING. EXCEPT IN RESPECT OF LIABILITY WHICH IS BY LAW INCAPABLE OF EXCLUSION, IN NO EVENT SHALL EITHER PARTY'S LIABILITY FOR ANY REASON EXCEED THE TOTAL SUMS PAID UNDER THIS AGREEMENT.

10. Confidential Information. From the date of execution hereof for a period of five (5) years from termination of this Agreement, neither party shall use, disclose, or permit any person to obtain any confidential information of the other party, including any materials developed or generated hereunder (whether or not such confidential information is in written or tangible form), except as specifically authorized by such party. As used herein, confidential information shall mean a whole or any portion or phase of any marketing plans, business plans, sales information, customer lists, scientific or technical information, design, process, procedure, formula, or improvement relating to the development, design, construction, and operation of a program that is valuable and not generally known to a party's competitors and any other information of a party of which the other party becomes aware of as a result of this Agreement and which is indicated to be confidential or, if not so indicated, which could reasonably be interpreted to be confidential. The parties agree that, in the event of a breach or threatened breach of the terms of this confidentiality provision, the non-breaching party shall be entitled to an injunction prohibiting any such breach. Any such relief shall be in addition to and not in lieu of any appropriate relief in the way of money damages. The parties acknowledge that Confidential Information is valuable and unique and that disclosure in breach of this confidentiality provision will result in irreparable injury to its owner.

11. No Assignment. Neither party shall assign, transfer or otherwise dispose of this Agreement or any rights or duties hereunder without the prior written consent of the other, provided that either party may assign this Agreement pursuant to a sale of substantially all of its assets, a merger, or consolidation. Notwithstanding the foregoing, if in the course of an authorized assignment, Customer desires to assign the Customer product containing the Deliverables to *****(1) , RN shall have a right of first refusal for the exclusive rights to purchase such product on the same terms as the best offer from *****(1)

12. Arbitration. Any controversy, dispute or question arising out of, in connection with or in relation to this Agreement or its interpretation, performance or nonperformance, or any breach thereof, shall be determined by arbitration in the County of King, State of Washington, in accordance with the rules then obtaining of the American Arbitration Association. The cost and expenses of such arbitration including the compensation of the arbitrator(s), the prevailing party's attorney's fees, and the stenographer employed by them, shall be paid by the party against whom the arbitrator renders a decision. The decision of the arbitrator shall be final and binding upon the parties hereto and may be entered as a final decree or judgment in any court of competent jurisdiction.

13.  Miscellaneous.   This  Agreement  and  Attachment  A  attached  hereto  and incorporated herein constitute the entire agreement between the parties, and supersedes any and all agreements, whether written or oral, and may only be amended or modified by a written instrument signed by both parties.


--------
(1) Confidential information is omitted and identified by a * and filed separately with the SEC pursuant to a request for Confidential Treatment.

If the terms of this Letter Agreement are acceptable to you, please sign and date where indicated below and return to RN.

Sincerely,

RealNetworks, Inc.


By:      /s/ Ian Freed
         -----------------------------
         Ian Freed
         General Manager, Consulting Group



Accepted and Agreed to this 8th day of January, 1998.



DIGITAL LAVA INC.



By:      /s/ Joshua D.J. Sharfman
         -----------------------------
         Joshua D. J. Sharfman
         CEO

                            Attachment A: RMA Client
                                   Development



Prepared for Digital Lava
January 21, 1998



This document contains trade secrets and proprietary information belonging to RealNetworks, Inc. No use or disclosure of the information contained herein is permitted without the prior written consent of RealNetworks, Inc.

                 (C) 1997 RealNetworks, Inc. All rights reserved

       Real Audio and RealVideo are registered trademarks of RealNetworks, Inc., in the United States and other countries

           Basic Server, Basic Server Plus, RealDeveloper, RealEncoder
          RealFlash, RealMedia, RealNetwork, RealNetworks, RealPlayer,
        RealPlayer Plus, RealPublisher, RealServer, RealSystem, the Real
       Bubble, and the RealNetworks Media Type logotypes are trademarks of
          RealNetworks, Inc., in the United States and other countries.

      All other trade names, trademarks or registered trademarks are trade names, trademarks or registered trademarks of their respective companies.

                     The computer file for this document is
                   Digital Lava-attachement a -revision 1.doc

RealNetworks, Inc.
1111 Third Avenue, Suite 2900
Seattle, Washington 98101
(206) 674-2700.

Table of Contents

Introduction.................................................................. 4
Section 1 Tasks and Deliverables.............................................. 5
1.1      System Design........................................................ 5
1.2      Software Development................................................. 6
1.3      Testing.............................................................. 7
1.4      Documentation........................................................ 7
1.5      Pre-Acceptance Support .............................................. 7
1.6      Post-Acceptance Support.............................................. 8
Section 2 Project Schedule.................................................... 9
2.1      Task Table .......................................................... 9
Section 3 Project Cost .......................................................10

--------------------------------------------------------------------------------
                                                                    Introduction
--------------------------------------------------------------------------------


Introduction

Digital Lava's VideoVisorTM product permits users to navigate, manipulate, and integrate video content with other information including documents, images, and web sites. Currently, VideoVisorTM can render DirectShow (ActiveMovie) video files. Digital Lava would like to add the capability to render standard RealVideo files (RM files) delivered via Real Media Architecture (RMA) servers to their VideoVisorTM product. Digital Lava has asked the RealNetworks Consulting Group (RN) to perform the software development required to design and build the RM file rendering capability such that Digital Lava use RM file rendering capability in any product that employs the RM file rendering interface. To accomplish this, RN will create a "pure COM" version of the player controls requested by Digital Lava.

We describe the project below in the following sections:

Tasks and Deliverables

o    Project Schedule

o    Project Cost

Section 1 Tasks and Deliverables

     Digital Lava's VideoVisorTM product is a viewer currently implemented in Visual Basic 5.0 running over COM objects supplied by Microsoft's ActiveMovie 1.0 SDK. In developing a RM file renderer for this system, RN will perform the following major tasks:

     o    System Design

     o    Software Development

     o    Testing

     o    Documentation

     o    Pre-Acceptance Support

     o    Post-Acceptance Support

     Each task is identified below in more detail

--------------------------------------------------------------------------------

1.1  System Design


Digital Lava has provided RN with a specification for an Abstract Video Renderer Interface (see Attachment B). Digital Lava needs to provide RN with access to all the relevant code for the VideoVisorTM product prior to starting the project so that we may build the RM file renderer for VideoVisorTM. This can be accomplished by providing RN with test code that employs the same API calls as the full VideoVisorTM application.

Based on our current understanding of the specification, the RM file will include:


1.   ability to pass through text messages such as errors

2.   a video window interface for rendering streaming video

3.   a file specification, URL, or other string for playing video

4.   ability to do random seeking based on time

5.   ability to respond to current state requests

6.   start, stop, and pause capability from and "seek" location

7.   resizeable  window

8.   ability to reroute windows messages via subclassing (if necessary)

9.   full screen mode using DirectDraw

10. ability to set or interrogate other properties or methods as identified in Attachment B

11. ability to close the video file, eliminate visual artifacts in the window, and disconnect programmatic hooks associated with the video window


Additionally, the RM file renderer will be able to be invoked from Microsoft Visual Basic 5.0.

RN will use the aforementioned specification as well as the current VideoVisorTM product and code as a basis for the RM renderer system design. The system design will include a description of the major sections of code required for the RM renderer. Once the System Design Document has been delivered and Digital Lava has had an opportunity to review the design document, RN will build the RM file renderer based on the system design.

Deliverable:          System Design Document

--------------------------------------------------------------------------------

1.2 Software Development


The software development phase of the project begins upon Digital Lava's review of the system design document. The RM file renderer will be built so that it can be fully integrated into the VideoVisorTM product developed in Microsoft Visual Basic 5.0. The file renderer will recognize and render RealVideo files encoded using RealNetworks' authoring tools supported by the RMA architecture. Currently RealNetworks offers a free RealEncoder and a nominally priced RealPublisher for authoring RealVideo content. These files may either be played locally or by streaming them via an RMA server. Rendering of local files does not require completion of the RMA server product. Rendering of files via streaming does require completion of the RMA server application, which we currently anticipate in late Q1 of 1998. As a result, delivery of a system that has been tested for local files will occur prior to delivery of a system that has been tested for streaming files.

Deliverables:

o    RM file renderer for local files (in early February)

o RM file renderer for streaming files (in late March - dependent on RMA server product completion)

1.3  Testing

Once the RM file renderer for local files has been developed, RN will test the application across a wide range of files encoded using different audio codecs, different video framerates, image sizes, quality settings and types of content. We will test all capabilities of the file renderer as identified in the system design document. Once testing has occurred, we will deliver a result of these tests to Digital Lava. Should test results require additional development work, RN will perform this work and retest the RM file renderer.

Deliverables:

o    Test results for local file system RM renderer

o    Test results for streaming RMA RM renderer

--------------------------------------------------------------------------------

1.4  Documentation

Concurrent with development of the RM file renderer for VideoVisorTM, RN will provide documentation to Digital Lava for the RM file renderer. The documentation includes end user documentation that can be incorporated in VideoVisorTM manuals, as well as documentation for each major routine in the code. The end user documentation explains how to open and view RealVideo files using the VideoVisorTM either in local mode or streamed via the RMA server. Application documentation includes a description of all relevant inputs and outputs for each major subroutine, as well as any critical flags that need to be set or can be interrogated. The documentation will also cover whatever steps are required to integrate the installation of the Real Networks Renderer with the VideoVisor installation process.

Deliverables:

o    End-user manual sections

o    Application documentation

--------------------------------------------------------------------------------

1.5  Pre-Acceptance Support

Once the RM renderer for VideoVisorTM has been delivered and prior to acceptance, RN will provide support required to meet the requirements identified in the system design, or otherwise mutually agreed upon in writing. This support will be provided until the time of acceptance of the RM renderer by Digital Lava. Legal requirements of both parties governing acceptance are identified in section 2 of the contract signed by both parties.

--------------------------------------------------------------------------------

1.6  Post-Acceptance Support

After acceptance, RN can provide both on-site and off-site support on an ongoing basis at various rates. Support can be provided in any of the following ways:

o    On-site support for a predetermined period of time for various rates.

o On-site support on an as-needed basis with various lead times for various rates.

o Off-site telephone support on an as needed basis with 4-24 hour response at various rates.

Provided Digital Lava purchases and pays for the yearly support and upgrades option (see below for pricing), RN will provide any and all custom programming required to keep the RM rendering capability up-to-date with additional versions of our standard Intranet server product.




Section 2 Project Schedule

This section contains the proposed project schedule for deliverables. We assume the project begins on December 22, 1997.

--------------------------------------------------------------------------------

2.1  Tasks Table

The following table shows the estimated delivery date of the project tasks.

                           Table 2-1 - Tasks Schedule
--------------------------------------------------------------------------------
                                                                  Estimated
                                      Task                        completion
                                                                     Date
--------------------------------------------------------------------------------
1. System Design                                                 January 27
2. Software Development                                          February 16
3. Testing of local file delivery system by RN                   February 23
4. Documentation                                                 February 23
5. Acceptance testing of local file delivery system completed    March 10
by Digital Lava
6. Software Development modifications for RMA streaming          March 17*
   system
7. Testing of RMA streaming delivery system by RN                March 20*
8. Acceptance testing of RMA streaming system completed          March 27*
   by Digital Lava

* Note: Dependent on RMA server beta general availability delivery by RN development

Section 3 Project Costs

     The following table shows the estimated milestone payments for the project.


                           Table 3-1 - Tasks Schedule
--------------------------------------------------------------------------------
                                                   Estimated       Estimated
                                                   Completion      Milestone
                         Task                         Date          Payments
--------------------------------------------------------------------------------
Deposit                                             January 27        *****(1)
--------------------------------------------------------------------------------
1. System Design                                    February 3        *****(1)
--------------------------------------------------------------------------------
2. Software Development                             February 23       *****(1)
--------------------------------------------------------------------------------
3. Testing of local file delivery system            March 2
--------------------------------------------------------------------------------
4. Documentation                                    March 2
--------------------------------------------------------------------------------
5. Acceptance  testing of local file delivery       March 10t         *****(1)
   system completed by Digital Lava
--------------------------------------------------------------------------------
6. Software Development modifications for           March 17*
   RMA streaming system
--------------------------------------------------------------------------------
7. Testing of RMA streaming delivery                March 20*         *****(1)
   system
--------------------------------------------------------------------------------
8.  Acceptance  testing of RMA streaming            March 27*         *****(1)
   system completed by Digital Lava
--------------------------------------------------------------------------------
Total                                                                 *****(1)
--------------------------------------------------------------------------------

Note: Digital Lava actually has until March 16 to complete acceptance testing, but a preliminary indication from DL by March 10 will increase the likelihood of final delivery by March 27.

The following table shows the optional upgrades and support payments for the project.

                        Table 3-2 - Upgrades and Support
--------------------------------------------------------------------------------
                                            Estimated Last           Payments
                         Task                Payment
                                               Date
--------------------------------------------------------------------------------
1. 1st Year Upgrades and Support          March 27, 1999'*           *****(1)
--------------------------------------------------------------------------------
2. 2nd Year Upgrades and Support          March 27, 1999*            *****(1)
--------------------------------------------------------------------------------
3. 3rd Year Upgrades and Support          March 27, 2000*            *****(1)
--------------------------------------------------------------------------------

* Note: Dependent on RMA server beta-general availability delivery by RN development

--------
(1) Confidential information is omitted and identified by a * and filed separately with the SEC pursuant to a request for Confidential Treatment.

------------ -------------------------------------- ----------------------- ---------------------------------------
FILENAME     Digital Lava-attachement a-revision                  LOCATION   C:/ifreed/Proposals/Digital Lava-
             1.doc                                         (system:[drive]     attachment a-revision 1.doc
                                                            :\directory\...)
------------ -------------------------------------- ----------------------- ---------------------------------------

                                                                                 ------------------ ---------------
                                                                                        NAME/TITLE  INITIAL
                                                                                 ------------------ ---------------
------------ -------------------------------------- ----------------------------
CLIENT       Digital Lava                                           PREPARED BY
PROJECT      RMA Client Renderer                                 REVIEWD BY (1)  Ian Freed
------------ -------------------------------------- ---------------------------- ------------------ ---------------
TITLE        Attachment A:RMA                                               (2)
             Client Development
------------ -------------------------------------- ---------------------------- ------------------ ---------------
VERSION      1.0                                                            (3)
-------      ---                                                            ---
------------ -------------------------------------- ---------------------------- ------------------ ---------------
DATE         12/10/97 5:54                                   APPROVAL AUTHORITY
------------ -------------------------------------- ---------------------------- ------------------ ---------------



Document Summary




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